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                                                              Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors," "Selected Historical and Unaudited Pro Forma Consolidated Financial Data" and to the use of our report dated May 9, 1996 (except for Note 15, as to which the date is June 14, 1996) in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-14599) and the related Prospectus of Prime Succession, Inc. for the registration of $100,000,000 of Prime Succession, Inc. 10.75% Senior Subordinated Notes due 2004.

                                                          /s/ Ernst & Young LLP


Indianapolis, Indiana
December 16, 1996